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                                                                  Exhibit (n)(1)


                                Brown & Wood LLP
                             One World Trade Center
                          New York, New York 10048-0557
                            Telephone: (212) 839-5300
                            Facsimile: (212) 839-5599


                                                               February 28, 1997


Nextel STRYPES Trust
c/o Puglisi & Associates
850 Library Avenue
Suite 204
Newark, Delaware 19715

         Re:      Registration Statement on Form N-2
                  Registration Nos. 33-63795 and 811-7389

Ladies and Gentlemen:

         We have acted as tax counsel to the Nextel STRYPES Trust (the "Trust") in connection with the registration of its Structured Yield Product Exchangeable for Stock (the "STRYPES"). In connection therewith, we have prepared the discussion set forth under the caption "Certain United States Federal Income Tax Considerations" (the "Discussion") in the Prospectus (the "Prospectus") that is part of Amendment No.4 to the Registration Statement on Form N-2 (Registration Nos. 33-63795 and 811-7389) filed by the Trust with the Securities and Exchange Commission on February 28, 1997.

         We hereby confirm our opinion as set forth in the Discussion. In rendering our opinion, we have examined (i) the Amended and Restated Trust Agreement constituting Nextel STRYPES Trust, (ii) the Contract and (iii) the Security and Pledge Agreement, each in the form filed as an exhibit to the Registration Statement, and have assumed that the obligations contemplated thereunder will be performed in accordance with their terms.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.

                                                         Very truly yours,

                                                         /s/ Brown & Wood LLP